Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

VOLUNTARY WITHDRAWAL AND RELEASE AGREEMENT

THIS VOLUNTARY WITHDRAWAL AND RELEASE AGREEMENT (the “Agreement”) is made and entered into as of date last written below (the “Effective Date”) by and among SOSRx, LLC, a Delaware limited liability company (the “Company”), Exchange Health, LLC, a Michigan limited liability company (“Exchange Health” or “EH”), and TRxADE HEALTH, INC., a Delaware corporation (the “Withdrawing Member” or “TH”), concerning the voluntary withdrawal of the Withdrawing Member from the Company. Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Limited Liability Company Agreement of the Company, dated as of February 15, 2022 (the “LLC Agreement”). The Withdrawing Member, the Company and Exchange Health are referred to herein each as a “Party” and collectively the “Parties.”

WITNESSETH:

WHEREAS, pursuant to the LLC Agreement, the Withdrawing Member currently holds Percentage Interests equal to Fifty One Percent (51%) of the Company (collectively, the “Withdrawn LLC Interests”), and Exchange Health holds Percentage Interests equal to Forty Nine Percent (49%) of the Company;

WHEREAS, in connection with the LLC Agreement, the Withdrawing Member entered into a non-recourse promissory note agreement with the Company with the principal amount of $500,000 with the terms and conditions specified under Exhibit B of the LLC Agreement (“Note Agreement”);

WHEREAS, in connection with the LLC Agreement, the Withdrawing Member further agreed to make certain Earn Out Payments to the Company, payable in cash or stock of the Withdrawing Member, up to a maximum of $400,000, upon the achievement of certain revenue milestones, with the terms and conditions specified under Exhibit C of the LLC Agreement (“Earn out Payment”);

WHEREAS, the Parties acknowledge that currently no payments are due or payable under the Earn Out Payment or the Note Agreement and that the Company will not meet the Revenue Targets described in the LLC Agreement;

WHEREAS, Section 6.2 of the LLC Agreement provides that the Withdrawing Member may withdraw if the Company fails to meet certain Revenue Targets, and in connection therewith, terminate the Note Agreement (a “Voluntary Withdrawal”);

WHEREAS, both Parties agree that the Withdrawing Member may effect a Voluntary Withdrawal and withdraw as a Member of the Company in under Section 6.2 terminate the Note Agreement and the Earn Out Payment, and further, each Party agrees to release each other Party, as further as set forth herein.

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NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Parties hereto agree as follows:

1. Voluntary Withdrawal. Effective as of the Effective Date, and, without any further action by any person or entity: (a) the Withdrawing Member shall be deemed to irrevocably and unconditionally withdrawn as a Member of the Company and shall cease to thereafter be a Member of the Company, and (b) the Company hereby cancels the Withdrawing Member’s entire Withdrawn LLC Interests from the Company. The Parties waive any notice period required for a Voluntary Withdrawal under the LLC Agreement. Other than as expressly set forth in the Surviving Provisions, the Parties agree that upon such withdrawal, the Withdrawing Member shall not have any interest of any kind in the Company or in any property of the Company whatsoever, including without limitation, all of the Withdrawing Member’s right, title and interest in and to and claims against the Company, any future management, voting or other rights under any organizational and operational agreement, any right to return of the Withdrawing Member’s capital and any yield or return thereon, rights to distributions or future allocations of income, profits, credits, losses or deductions (meaning 2023 and beyond), and claims for payment of any fees, debts. Further, such Withdrawing Member shall have no obligation or liability to make any further payments of any kind to the Company under the LLC Agreement, including under the Earn Out Payment or payment under the Note Agreement, and the Withdrawing Member shall have none of the rights or privileges or obligations of a Member or Manager of the Company (including but not limited to obligations related to non-competition). In connection therewith, the EH Releasors shall indemnify and hold TH Releasees (defined below) harmless against any and all claims, demands, damages, liabilities and costs which directly or indirectly result from, or arise in connection with, the operation of the Company after the Effective Date. Notwithstanding the foregoing, however, the obligations of the Parties under Sections 8.2, 8.3, 8.4, 8.5 and 8.6 (specifically limited to 2022 books and records and taxes), and Sections 9.2, 9.4, 9.8 of the LLC Agreement (which relate to notification, choice of law, and arbitration), shall remain in full force and effect as it applies to the periods prior to the Effective Date, and therefore shall survive the termination of the LLC Agreement (the “Surviving Provisions”).

2. Note Agreement and Earn Out Payment Obligations. Immediately upon the execution of this Agreement by the Parties, the Note Agreement and all payment obligations under the Earn Out Payment shall be deemed to be irrevocably cancelled and terminated and all indebtedness and obligations owing under the Note Agreement and Earn Out Payment to be cancelled. Immediately thereafter, the Company shall mark the Note Agreement as cancelled and shall surrender the cancelled Note Agreement to the Withdrawing Member. After giving effect to this Agreement, the Company confirms that there are no obligations owing to the Company by the Withdrawing Member. The Company hereby releases the Withdrawing Member, effective as of the date hereof, from any claim, cause of action or liability at any time arising prior to the date hereof out of or with respect to the Note Agreement and Earn Out Payment and the transactions contemplated thereby.

3. [Intentionally omitted.]

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4. Continuing Obligations.

(a) The Parties agree that all accumulated losses of the Company up to December 20, 2022, shall be allocated pursuant to the LLC Agreement at 51% to the Withdrawing Member 49% to Exchange Health, and 100% thereafter to Exchange Health, as the sole member. Further, the Company agrees to waive outstanding invoices from the Withdrawing Member, which currently total approximately Fifteen Thousand Dollars ($15,000). Exchange Health and the Company agree that current cash and future cash collected from outstanding accounts receivable shall be applied first to outstanding account payable balances, which as of the Effective Date total $41,000; the Parties agree and acknowledge that the cash balance in the Bank Account (defined below), as of the Effective Date, is approximately $17,000, leaving a “Shortfall” of approximately $24,000. Without limiting the generality of the foregoing, or any other provision herein: (i) the Company shall pay the following Company Vendors in the amounts listed below; (ii) the Company Bank Account (defined below) shall, as of the Effective Date, be Closed by the Company; and (iii) EH and the Company shall discharge all obligations arising out of the Shortfall by making payments in full directly to the applicable account creditors. “Bank Account” means the Company’s operating account, that certain deposit account at BMO Bank, account number XXX5451. EH and Company agree to indemnify, defend and hold harmless TH and its Affiliates of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, or equity arising out of or in connection with the Shortfall. Collectively, the obligations under this Agreement, and the Surviving Provisions under Section 1, shall be referred to as the “Continuing Obligations.”

(b) Company has paid or shall pay the following vendors, in full, as of the Effective Date:

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5. Mutual Release.

(a) In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, Exchange Health and the Company (the “EH Parties”), jointly and severally, each on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “EH Releasors”) hereby releases, waives and forever discharges TH and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, managers, successors and assigns (collectively, “TH Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, or equity (collectively, “EH Claims”), which any of such EH Releasors ever had, now have, or hereafter can, shall, or may have against any of such TH Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Effective Date arising out of or relating to the LLC Agreement, except for any EH Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement, other than the Continuing Obligations.

(b) In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, TH, on behalf of itself and its respective present and former successors and assigns (collectively, “TH Releasors” and, together with the EH Releasors, the “Releasors”) hereby releases, waives and forever discharges the EH Parties and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “EH Releasees” and, together with the TH Releasees, the “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, or equity (collectively, “TH Claims” and, together with the EH Claims, the “Claims”), which any of such TH Releasors ever had, now have, or hereafter can, shall, or may have against any of such EH Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Effective Date arising out of or relating to the LLC Agreement, except for any TH Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement other than the Continuing Obligations.

(c) Each Party, on behalf of itself and each of its respective Releasors, understands that it may later discover Claims or facts that may be different than, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 5, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party’s decision to enter into it and grant the release contained in this Section 5. Nevertheless, except as otherwise expressly set forth herein, the Releasors intend to fully, finally and forever settle and release all Claims (other than any claims related to the Continuing Obligations) that now exist, may exist or previously existed, as set forth in the release contained in this Section 5, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim (other than any claims related to the Continuing Obligations) that might arise as a result of such different or additional Claims or facts. The Releasors expressly, knowingly and intentionally waive any and all rights, benefits, and protections of any state or federal statute or common law principle limiting the scope of a general release.

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(d) Further, as applicable, each of TH Releasors and the EH Releasors (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES) EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE LAW (INCLUDING SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WHICH STATES AS FOLLOWS OR SOMETHING SIMILAR:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

6. Representations and Warranties. Each Party hereby represents and warrants that:

(a) It has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) The execution of this Agreement by the individual whose signature is set forth at the end of this Agreement on behalf of such Party, and the delivery of this Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(d) It (i) knows of no Claims (other than any claims related to the Continuing Obligations) against another Party relating to or arising out of the LLC Agreement that are not covered by the release contained in Section 5 and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, (A) NO PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

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7. Miscellaneous Provisions.

(a) Expenses. Each of the Parties hereto will pay all of their own respective fees and expenses in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective accountants and counsel.

(b) Waiver; Modification. Any waiver or modification of any provision of this Agreement shall be effective only if evidenced by a writing signed by the Party to be charged with such waiver or modification.

(c) 7. Representation by Counsel. Each of the Parties hereto acknowledges that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

(d) Assignment. No Party may assign, transfer or delegate any or all of its rights or obligations under this Agreement without the prior written consent of the other Parties; provided, however, that either Party may assign this Agreement to a successor-in-interest by consolidation, merger or operation of law or to a purchaser of all or substantially all of the Party’s assets. No assignment will relieve the assigning Party of any of its obligations hereunder or in respect of any of the Surviving Provisions, except to the extent such purchaser expressly assumes the transferring Party’s payment and performance obligations hereunder and in respect of the Surviving Provisions in a writing reasonably acceptable to each of the other Parties hereto. Any attempted assignment, transfer or other conveyance in violation of the foregoing will be null and void. This Agreement will inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(e) Severability. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained in this Agreement shall not be affected thereby.

(f) General. No failure on the part of the Parties hereto to exercise, and no delay in exercising, any right, power or remedy created under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by the Parties hereto to any breach of, or default in, any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition of this Agreement. The terms and provisions of this Agreement, whether individually or in their entirety, may only be waived in writing and signed by the Party against whom or which the enforcement of such waiver is sought. No right, remedy or election given by any term of this Agreement or made by any Party shall be deemed exclusive, but shall be cumulative with all other rights, remedies and elections available at law or in equity.

(g) Cooperation. From and after the date of execution of this Agreement, the Parties agree to, upon the request of any other Party, execute and deliver to the other Party any further documents, certificates or instruments, and to perform any further acts as may be required or reasonably requested to complete or evidence the transaction contemplated by this Agreement, including cooperation on the filing of any notifications for the change of ownership with the Delaware Secretary of State and the filing of the Company’s 2022 Tax Returns, for which the original Members of the Management Committee prior to the Effective Date, or their designees, shall, act the Partnership Representative, and determine the applicable tax elections.

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(h) Complete Agreement. This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(i) Third Party Beneficiaries. This Agreement benefits solely the Parties hereto and their respective permitted successors and permitted assigns, and nothing in this Agreement, express or implied, confers on any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Parties hereby designate all Releasees as third-party beneficiaries of Section 6 having the right to enforce such Section.

(j) Press Release. None of the EH Parties, any of their affiliates nor any of their respective representatives may issue any press release or make any other public statement directly or indirectly relating to TH’s participation or termination with the Company, this Agreement, and TH’s involvement in the transaction contemplated hereby without TH’s prior written consent.

(k) Governing Law; Disputes; Counterparts. The internal laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the Parties, without regard to conflict of law principles. This Agreement is subject to the Arbitration provisions (but not the Meditation provisions) referenced in the LLC Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement of the Parties hereto.

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[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

COMPANY:

SOSRX, LLC

/s/ Suren Ajjarapu
By:	Suren Ajjarapu
Title:	Member

MEMBERS:

EXCHANGE HEALTH, LLC

/s/ Hemanshu Pandya
By:	Hemanshu Pandya
Title:	Managing Partner

TRXADE HEALTH, INC.

/s/ Suren Ajjarapu
By:	Suren Ajjarapu, CEO

DATE:	February 4, 2023

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